ONEROUS TRANSFER OF MINING RIGHTS CONTRACT CELEBRATED ON ONE HAND BY A) CORPORACIÓN AMERMIN, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS LEGAL REPRESENTATIVES (THE PRINCIPAL) AND ON THE OTHER BY B) AMERICAN COPPER MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS GENERAL PROXY (THE ASSIGNEE), JOINTLY NAMED THE “PARTIES” IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I.

The APRINCIPAL through the offices of his Legal Representative and under oath  of stating the truth, declares that:

1. It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and in operation according to the applicable and current legal dispositions in the United States of Mexico, as prescribed in articles 10 and 11 of the Mining Law and evinced in Public Writ number 9,311 granted on the 9th August 1995 before testimony of Mr. José R. Miller Hermosillo, Public Notary number 2 for the Morelos Judicial District of the State of Chihuahua and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under electronic mercantile folio number 21164*10 and reason it enjoys the required and sufficient personality to intervene in this present judicial act;

2. Its representative enjoys the mandates, powers and necessary and sufficient faculties to subscribe this present contract as evinced in Public Writ number 22,503 granted on the 12th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, Attorney and applicant to the office of Notary Public and ascribed to Notary Public number 28 of the Morelos Judicial District, State of Chihuahua, and acting as Notary per license of its Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Property and Commerce under electronic mercantile folio number 21164*10 as of the 1st July 2008, and same that to date have not been restrained, limited, suspended or revoked, and reason by which he enjoys the necessary capacity to sign this agreement.

3. It is duly inscribed in the Federal Taxpayers Registry under Identification Certificate CAM-950810-K77, and being to date current in its income tax payments and other contributions that have corresponded to it in accordance to the applicable and current fiscal legislation.

 4. To be the title holder of 100% (one hundred per cent) of the mining rights derived of the three concessions granted on 3 (three) mining lots described in detail following (the CONCESSIONS):

Title	Lot	Surface	Location
230,553	Picacho Fracc. I	3,813.2627 Hectares	Bacoachi, Sonora Arizpe, Sonora
230,554	Picacho Fracc. II	3.8639 Hectares	Bacoachi, Sonora Arizpe, Sonora
230,555	Picacho Fracc. III	6.3448 Hectares	Bacoachi, Sonora Arizpe, Sonora

5. To date the rights and other contributions that have corresponded to keep the

CONCESSIONS current and in good state have duly been paid for, in addition to   have fulfilled properly with the rest of the obligations of the Mining Law   and its   Rulings among other applicable and current legal dispositions it imposes on title   holders of this kind of administrative authorizations;

6. The CONCESSIONS are free of lien, of any burden, attachment or limitation in   ownership of whatever kind, and it is legally possible to make use of same as may   agreed upon, either partially or in total;

7. Making use of the rights derived from the CONCESSIONS under the terms of   this present instrument does not imply a non compliance to any commitments   acquired prior on the part of the corporation;

8. The Administrations Board of the corporation has authorized the celebration of   this present contract as it is in harmony with ends and the social object of said   corporation;

9. It is the will of its Administration Board to subscribe this present agreement with   the purpose of transferring in favor of the ASSIGNEE the title holding of the   mining rights derived from the CONCESSIONS, heeding in every instance to the   terms and conditions of this instrument.

II.

The ASSIGNEE declares through the offices of its legal representative and under oath of stating the truth, that:

1. It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and in operation according to the applicable and current legal dispositions in the United States of Mexico, as prescribed in articles 10 and 11 of the Mining Law and evinced in Public Writ number 17,348 granted on the 18th December 2006 before testimony of Mr. Eugenio Fernando García Russek, at that time applicant to the exercise of Public Notary and ascribed to Public Notary number 28 per license of its Title Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under electronic mercantile folio number

23,391*10 as of the 29th January 2007, and reason it enjoys the required personality to subscribed this present contract;

2. Its representative enjoys the mandates, powers and necessary and sufficient faculties to subscribe this present contract as evinced in Public Writ number 17,348 and granted on the 18th December 2006 in attention to the prescriptions of articles 10 and 11 of the Mining Law before testimony of Mr. Eugenio Fernando García Russek, at that time applicant to the exercise of Public Notary and ascribed to Public Notary number 28 per license of its Title Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under electronic mercantile folio number 23,391*10 as of the 6th October 2009 by virtue of which the resolutions adopted during the ASSIGNE’S Ordinary Shareholders General Assembly were protocolized and celebrated on the 25th June 2009, and same that to date have not been limited, restrained, suspended or revoked.

3. It has been registered in due manner before the Public Registry of Mines in its character of “Mining Society” with the purposes of enjoying the required legitimacy to be known publicly as title holder of all kinds f mining rights, bearing in mind that in its social object is expressly included the possibility of carrying out all kinds of activities in the mining field as is the case of this present agreement. Such paper work lies under Act 287, page 144 of Volume XL of the Book of Mining Societies as of the 4th September 2009.

4. It is duly inscribed in the Federal Taxpayers Registry under Identification Certificate ACM-061220-TIA, and being to date current in its income tax payments and other contributions that have corresponded to it in accordance to the applicable and current fiscal legislation, and;

5. It is the will of its Administration Board to subscribe this present agreement with the purpose it be transferred to it the title holding of the mining rights derived from the CONCESSIONS, heeding in every instance to the terms and conditions of this instrument.

III.

PARTIES declare through the offices of their respective General Proxies, under oath of stating the truth, that they acknowledge the personality with which they appear in addition to assist to the subscription of this contract in good faith, free of any deceit, error, violence or any vitiation in their consent with the purpose of committing themselves to the following:

CLAUSES

FIRST—OBJECT: In attention with article 2,029 as well as with article 2,248 of the Federal Civil of complementary application in agreement with article 23, last paragraph of the Mining Law, as well as with the 2nd article of the Code of Commerce, by virtue of the subscription of this present contract, the PRINCIPAL onerously and definitely transfers in favor of the ASSIGNEE, free of any lien, burden, attachment or limitation of ownership of any kind, 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS, receiving in exchange as counterclaim the certain and determined price described in the forthcoming clauses.

SECOND—PRICE: As counterclaim for the transfer already described, the ASSIGNEE commits itself to pay in favor of the PRINCIPAL the amount of $190,000.00 Dollars (One hundred and ninety thousand Dollars 00/100 in American Currency), Value Added Tax included (the PRICE) heeding in every instance to the terms and conditions agreed upon in this instrument.

THIRD—ORDINARY INTERESTS: The ASSIGNEE commits itself to pay additionally to the PRICE per concept of ordinary interests, the rate resulting from the addition of 3.25 (three point twenty five) percentual points to the current LIBOR rate (London InterBank Offered Rate) per year, in the understanding that such interests must be estimated on unpaid balance as corresponds.

PARTIES agree that the ASSIGNEE will not pay any moratorium interests due to any delay in complying to one or more of the partialities stipulated in this present contract.

FOURTH—MANNER, TIME AND PLACE OF PAYMENT: The ASSIGNEE commits itself to pay the PRICE in favor of the PRINCIPAL as per the schedule of payments indicated following;

1. As of the sate of signature of this present instrument the amount of $5,000.00

Dollars (five thousand Dollars 00/100 in American Currency) Value Tax   Included;

2. The amount of $5,000.00

Dollars (five thousand Dollars 00/100 in American   Currency) Value Tax Included;

3. the amount of $5,000.00

Dollars (five thousand Dollars 00/100 in American   Currency) Value Tax Included;

4. The balance of the PRICE, that is, the amount of $175,000.00 Dollars (One

hundred and seventy five thousand Dollars in United States Currency) Value   Added   Tax included, at the latest on the 4th May 2014.

Payment of PRICE that the ASSIGNEE will honor in favor of the PRINCIPAL must be done by means of nominal check issued to the name of this latter or by means of an electronic transfer of funds into bank account that to such an effect will be determined by the PRINCIPAL, the ASSIGNEE enjoying the option of selecting any of the means of payment before mentioned. In case the ASSIGNEE chooses to pay the PRICE through nominal checks issued to the name of the PRINCIPAL, place of delivery of same will be at the address indicated by the latter as agreed upon in the Eleventh Clause.

FIFTH—ADVANCE PAYMENT: The ASSIGNEE can pay part or the whole of the PRICE in advance without having to incur in any additional amount for complying in advance to his obligations of debt. In this case, the interests will be adjusted as may proceed to the actual payment upon the date of payment.

SIXTH—SAFEKEEPING IN CASE OF EVICTION: The PRINCIPAL obliges itself to answer to the ASSIGNEE for the safekeeping in case of eviction from the CONCESSIONS as per the dispositions of article 2,283, Fraction III of the Federal Civil code among other applicable legal dispositions.

SEVENTH—ADMINISTRATIVE OBLIGATIONS: The ASSIGNEE expressly obliges itself to up keep the CONCESSIONS current complying to such an effect by carrying out the paper work and the payment of the corresponding rights, subjecting itself to the general dispositions and Mexican Official Standards of the Mining and Metallurgical Industry as per article 27 of the Mining Law, among other that are applicable, its Rulings and other applicable and current legislation.

EIGHTH—FORMALIZATION OF THE TRANSFER OF RIGHTS: PARTIES commit themselves to ratify before Notary Public or Public Broker this present document as soon as possible with the purpose that same be inscribed for purposes of publicity and opposition before third parties at the Public Registry of Mines, a dependency of the Secretary of the Economy under the terms of the Mining Law, its Rulings and other applicable and current legislation.

NINTH—EXPENSES: The whole of expenses, taxes, fees, rights and whatever other expenditure that must be taken for the subscription and ratification of this present contract, as well as for the paper work to inscribe it before the Public Registry of Mines will be covered by the ASSIGNEE.

TENTH—PROOF OF PAYMENT: Against the payment of partialities of the PRICE, the PRINCIPAL commits itself to issue and deliver as soon as possible in favor of the ASSIGNEE the vouchers meeting the requirements imposed by the applicable and current fiscal legislation.

ELEVENTH—DURATION: PARTIES agree that the duration of this present contract will begin as of this same date until the 31st March 2014, date line to liquidate the totality of the PRICE.

TWELFTH—FISCAL OBLIGATIONS: Upon being registered and inscribed before the Federal Taxpayers Registry, as well as being to date in their income tax payments and other contributions corresponding to them to date, PARTIES agree that each will defray in separate tax payments that individually pertain to each in compliances to the terms and conditions of this present instrument, complying thus with the applicable and current fiscal legislation, and committing themselves to liberate their counterpart of any fiscal responsibility that might be imputed contrary to this clause by competent authorities.

THIRTEENTH— ADDRESSES AND CONTACT TELEPHONES: PARTIES agree in making known as their addresses and contact telephones for anything referring to the execution and compliance of the terms and conditions of this present instrument, as well as to render announcements, notifications and whatever other communication needed relative with same, as follows:

PRINCIPAL Calle California 5101 Despacho 206 Col. Haciendas de Santa Fe Ciudad de Chihuahua Estado de Chihuahua, México Phone: 614-200-8483	ASSIGNEE Calle California 5101 Despacho 206 Col. Haciendas de Santa Fe Ciudad de Chihuahua Estado de Chihuahua, México Phone: 614-200-8483

In case of a change in address PARTIES agree in notifying their counterpart of such an event at least five (5) natural days prior of the date in which the change of address takes effect.

FOURTEENTH — ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS. PARTIES agree that any announcement, notification or communication necessary to have their counterpart know, must done in writing.

Sending of said documents can be carried out via three means: 1. By ordinary courier delivered on hand or by certificate mail, both with acknowledgement of receipt; 2. By electronic mail. In this last case, sending will only be considered valid and legally carried out when the reception of the respective electronic mail is confirmed electronically within three (3) natural days following the sending expressly stating receipt, by means of a confirming answering message sent by the recipient.

PARTIES agree likewise that announcements, notifications and communications carried out in relation to this present instrument will bear their respective effects on the day of their reception. In case that such message include some kind of term, this latter will begin to be in effect on the day following confirmation of reception.

FIFTEENTH— CONTACT PERSONS: PARTIES agree that the totality of announcements, notifications or communications necessary to be carried out between them derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

PRINCIPAL RAMIRO TREVIZO GONZÁLEZ RAMIRO TREVIZO LEDEZMA	ASSIGNEE RAMIRO TREVIZO GONZÁLEZ RAMIRO TREVIZO LEDEZMA

In case it is their will to change contact persons, PARTIES agree in notifying their counterparts of such a circumstance at least five (5) natural days in advance of the date in which the persons are changed. Not complying to the obligation described will imply that announcements, notifications and communications sent and delivered to the name of the original addressees of the PARTY having carried out the change, will bear all legal effects in favor of the PARTY that was not advised opportunely as of the date of delivery and for as long as the non compliance subsists.

SIXTEENTH—TOTALITY OF CONTRACT; PARTIES accept and expressly acknowledge that this present contract contains the totality of the agreements between them regarding the object, and leaving without effect as well as canceling the totality of the agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them either in writing or verbally.

SEVENTEENTH—APPLICABLE LAW: This present instrument will abide and will be interpreted in agreement with the Mining Law, its Ruling and the Federal Civil Code among other applicable and current legal dispositions in the United States of Mexico.

EIGHTEENTH—JURISDICTION AND COMPETENCE: In case there may arise a controversy related to the validity, intention, interpretation, execution or compliance to this contract, PARTIES expressly agree to submit same before the competency of the courts of law of the Morelos Judicial District, in the City of Chihuahua, State of Chihuahua, surrendering as of this moment any other jurisdiction, competency or privilege that might correspond to them by reason of their present or future addresses, or by any other circumstance.

PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, THEY SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE TENTH OF MAY OF THE YEAR TWO THOUSAND AND ELEVEN.

PRINCIPAL CORPORACIÓN AMERMIN, S. A. DE C. V. Represented in this act by: RAMIRO TREVIZO GONZALEZ	ASSIGNEE AMERICAN COPPER MINING S. A. DE C. V. Represented in this act by: RAMIRO TREVIZO GONZALEZ

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